                                                                  Exhibit 10.1

                                 PROMISSORY NOTE



$750,000.00                                                    August 24, 2005.

         FOR VALUE RECEIVED, the undersigned, PDG ENVIRONMENTAL, INC a Delaware corporation ("Maker"), hereby promises to pay to FLAGSHIP SERVICES GROUP, INC., FLAGSHIP RECONSTRUCTION PARTNERS LTD., FLAGSHIP RECONSTRUCTION ASSOCIATES-COMMERCIAL, LTD and FLAGSHIP RECONSTRUCTION ASSOCIATES-RESIDENTIAL, LTD. (the "Holder"), the aggregate principal sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) in lawful money of the United States, together with interest thereon at the rate of six percent (6%) per annum from the date hereof payable quarterly on the first day of December, March and June. The entire principal balance together with accrued and unpaid interest shall be paid by Maker to Holder on the first anniversary date hereof. This note may be prepaid at any time without penalty.

         This Note is unsecured.

         The indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to all principal and interest of indebtedness of the Maker for borrowed money from Sky Bank or any replacement or augmentation thereof, whether outstanding at the date of this Note or created or incurred after the date of this Note, The foregoing shall be referred to as "Senior Debt." In addition to the foregoing, this Note shall be junior and subordinate to the Senior Debt as follows:

         (a) Payment of Senior Debt. All payments of principal of, premiums, if any, and interest or other return on all Senior Debt so that such senior debt is current and not in default of the applicable obligation to the Senior Debt, shall first be paid in full before any payment on account of principal or interest is made upon this Note.

         (b) Maturity of Senior Debt. Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made on this Note.

         (c) Liquidation, etc. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Maker or its property, and in the event of any proceedings for voluntary liquidation, dissolution, other winding up of the Maker, whether or not involving insolvency or bankruptcy proceedings ("Proceedings"), then all principal, premium, if any, and interest or other return due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this note. Any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of this Note in any of the Proceedings shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for.

         (d) Subordination unimpaired. No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Maker with the terms, provisions, and covenants of any agreement relating to Senior Debt regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (e) Receipt of Funds. Except as may be provided in this Note, Holder agrees not to accept or demand any payment or any reduction of Maker's Indebtedness to Holder, nor shall Holder demand or accept any property as collateral security for Maker's indebtedness hereunder, nor shall Holder take or threaten any proceedings, legal or otherwise, against Maker for the collection of Maker's indebtedness to Holder and, to this end, Holder agrees not to set-off any property of Maker in Holder's possession against Maker's indebtedness to Holder and to forebear from instituting any proceedings against Maker, in law or in equity, for such purposes or for purposes of enhancing or further securing Maker's indebtedness to Holder.

         In the event of any controversy, dispute or claim arising out of or related to this Note, the parties shall submit such controversy, dispute or claim to binding arbitration hereunder. All arbitration proceedings shall be before a retired judge of the United States District Court for the Western District of Pennsylvania, or such other arbitrator as the parties shall mutually agree upon. In the event that the parties are unable to agree upon the selection of a single arbitrator, each of the Maker and Holder shall select an arbitrator, within fourteen (14) days of notice of either party requesting same, who together shall select a third arbitrator, no later than thirty (30) days after selection of the first two arbitrators, all of whom shall comprise an arbitration panel. The arbitrator(s) shall be bound by the express terms of this Note and the law applicable to the matters in controversy and shall endeavor to reach his or her or their decision as quickly as possible, which decision shall be final and binding on the parties. The arbitrator(s) shall also have the power to award costs and expenses (including, without limitation, attorneys' fees) to the prevailing party. Application to enforce the arbitrator's decision can be made in any court or other tribunal of competent jurisdiction. The rules of discovery of the Federal

Rules of Civil Procedure as applied in the United States District Court for the Western District of Pennsylvania, shall apply to any such arbitration. This Note and the respective rights and obligations of the parties hereunder shall be governed by the internal laws of the Commonwealth of Pennsylvania.

                  No modification of this Note shall be effective unless the modification is in writing and is signed by the Maker and Holder.

                  Holder will not sell, assign or transfer any of Maker's indebtedness to any third party.


                                            PDG ENVIRONMENTAL, INC.

                                            By: /s/ John C. Regan
                                                --------------------------
                                                John C. Regan, Chairman.

      THE TERMS OF THIS NOTE INCLUDING THE SUBORDINATION PROVISIONS HEREOF
                   ARE ACCEPTABLE AND AGREED TO BY THE HOLDER.

                                      FLAGSHIP SERVICES GROUP, INC.,
                                      FLAGSHIP RECONSTRUCTION PARTNERS LTD.,
                                      FLAGSHIP RECONSTRUCTION ASSOCIATES-
                                          COMMERCIAL, LTD and
                                      FLAGSHIP RECONSTRUCTION ASSOCIATES-
                                          RESIDENTIAL, LTD.



                                        /s/ Roy Petersen
                                        -------------------------
                                        Roy Petersen, President of Each and All



                                       3